UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 21, 2012, India Globalization Capital, Inc. (“IGC” or the “Company”) entered into a Memorandum of Settlement (the “MoS”) with Sricon Infrastructure Private Limited (“SIPL”), The Promoters of SIPL (represented by Mr. Rabindra Lal Srivastava) ( the “Promoters”), India Globalization Capital Mauritius Limited (“WOS”), and Techni Bharathi Private Limited (“TBL”), pursuant to which the Company gave up the 22% minority interest in Sricon Infrastructure Private Limited in exchange for approximately 5 acres of land in Nagpur.

SIPL, the lawful owner of a piece of approx. 9.9 acres of land situated at Mouza-Gavsi, Manapur, and its Promoters have agreed to transfer 4.79 acres (approx.) of such land in the name of WOS in full and final settlement of all claims made by the Company and WOS against SIPL and its Promoters. Mr. Ram Mukunda, nominee director of the Company who is currently on the Board of SIPL, shall resign from the Board of SIPL with immediate effect.

TBL had transferred an amount of Rs. 14 crores (approx. USD $2.45 million at an exchange rate of 57 INR to 1 USD) to SIPL and in that regard TBL has also issued a notice for recovery.  According to the terms and conditions of the settlement set forth in the MoS, TBL agrees to withdraw the said notice in consideration for the transfer of the approx. 4.79 acres of land by SIPL to the Company and accordingly the amount payable to TBL stands settled. The accounts between TBL and SIPL stand settled with no dues on either side.

The MoS includes other customary representations, warranties and covenants by the parties. The foregoing description of the settlement does not purport to be complete and is qualified in its entirety by reference to the full text of the Memorandum of Settlement, dated as of June 21, 2012 filed with the Securities and Exchange Commission herewith as Exhibit 2.1 and is incorporated in this report by reference.

Item 9.01.   Financial Statements and Exhibits

(d)  Exhibits.

The following Exhibits are attached to this report:

Exhibit No.	Description

2.1
 Memorandum of Settlement, dated as of June 21, 2012, by and between India Globalization Capital, Inc., Sricon Infrastructure Private Limited, The Promoters of SIPL (represented by Mr. Rabindra Lal Srivastava),India Globalization Capital Mauritius Limited, and Techni Bharathi Private Limited.

99.1	Press Release dated June 27, 2012

 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: June 27, 2012	By:	/s/ John Selvaraj
John Selvaraj
Treasurer, Principal Accounting and Financial Officer

Exhibit Index

Exhibit No.	Description

2.1
 Memorandum of Settlement, dated as of June 21, 2012, by and between India Globalization Capital, Inc., Sricon Infrastructure Private Limited, The Promoters of SIPL (represented by Mr. Rabindra Lal Srivastava),India Globalization Capital Mauritius Limited, and Techni Bharathi Private Limited.

99.1	Press Release dated June 27, 2012